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                                          FORM 10K Exhibit 10(f)(i) Page 1 of 2
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                     EMPLOYMENT AGREEMENT AMENDMENT NO. 1

 This Amendment ("Amendment") is made and entered by and between Consolidated Stores Corporation ("CSC"), a Delaware corporation, and its wholly owned subsidiary, CONSOLIDATED STORES CORPORATION (f/k/a/ Consolidated Stores International Corporation), an Ohio corporation ("CSIC") (CSC and CSIC are hereinafter jointly referred to as "Employer"), and William G. Kelley ("Employee"), an individual, this 26th day of January, 1995, with the intent to modify specific portions of that certain Employment Agreement dated December 12, 1989 (the "Agreement").

                                   WITNESSETH

         WHEREAS, Employer desires to provide greater consistency in its approach to compensation of its senior executives;

         WHEREAS, the Agreement provides for bonus compensation based upon criteria different from that used for other senior executives of the Company; and,

         WHEREAS, Employee desires the method of calculating bonus compensation as provided in this Amendment.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

 1.      Section 3(b) is hereby amended in its entirety to read as follows:

                (b) BONUS. In addition to the salary compensation as above stated, Employer shall pay to Employee bonus compensation during the term of this Employment Agreement in amounts to be determined and paid as follows:

                        (i) For the period ending February 3, 1996, and all subsequent fiscal years of Employer, Paragraph 3(b)(ii) shall replace Employee's current bonus plan.

                        (ii) Retroactive to the fiscal year beginning January 29, 1995 ("fiscal year 1995") and for each subsequent fiscal year Employee completed during the term of this Employment Agreement Employee shall have the opportunity to earn up to one hundred thirty-five percent (135%) of an amount equal to the Salary Rate at the end of such fiscal year. The Compensation Committee of the Board of Directors shall determine the bonus plan for each fiscal year.

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                                          FORM 10K Exhibit 10(f)(i) Page 2 of 2
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                        (iii)   Any bonus paid for a fiscal year under
                                Paragraph 3(b)(ii) shall be paid within
                                forty-five (45) days after Employer's
                                independent auditor has delivered its opinion with respect to the financial statements of Employer for such fiscal year (whether or not Employee is then in the employ of Employer). Employer shall use all reasonable efforts to cause such auditor to deliver such opinion within ninety (90) days after the close of such fiscal year.

                        (iv) For purposes of this Employment Agreement, the term "fiscal year" shall mean with respect to any year, the period commencing on the Sunday next following the Saturday closest to January 31 in a calendar year and ending in the next following calendar year on the Saturday closest to January 31.

 2. Employer and Employee hereby respectively waive their rights to any payment of Employee's bonus compensation pursuant to the terms of the Agreement as in effect prior to this Amendment for any period commencing January 29, 1995, and thereafter.

 3. All other provisions of the Agreement shall continue as therein provided, except that to the extent that any provision of the Agreement shall conflict with this Amendment the provisions of this Amendment shall control.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date first above written.




 Consolidated Stores Corporation,              Consolidated Stores Corporation,
 a Delaware corporation                        an Ohio corporation


 By: /s/ Brady J. Churches                     By: /s/ Brady J. Churches
     --------------------------------              -----------------------------
         Brady J. Churches, President               Brady J. Churches, President





 /s/ William G. Kelley
 ----------------------------------
 William G. Kelley, an individual